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                                                                EXHIBIT 99.1
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                     FORM OF ANNUAL SERVICER'S CERTIFICATE

                                VW CREDIT, INC.

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                     VOLKSWAGEN CREDIT, AUTO MASTER TRUST

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        The undersigned, a duly authorized representative of VW Credit, Inc.
("VWCI"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of February 29, 1996 (as amended and supplemented, the "Agreement"), by and among Volkswagen Auto Receivables Corporation, as seller, VWCI, as Servicer, and Citibank, N.A. as Trustee, do hereby certify that:

        1. VWCI is, as of the date hereof, the Servicer under the Agreement.

        2. The Undersigned is a Servicing Officer and is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

        3. A Review of the activities of the Servicer during the period from the initial Closing Date through the calendar year ended December 31, 1997 and of its performance under the Agreement was conducted under my supervision.

        4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

        5. None.

        Capitalized terms used but not defined herein are used as defined in the Agreement.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate
this   27   day of   March  , 1998.
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                                                /s/ [ILLEGIBLE]
                                                ------------------------
                                        Name:

                                        Title: PROCESS LEADER
                                               RISK MANAGEMENT